UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Clinton Square, Rochester, New York	14604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 585 287-6500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 10, 2022, Broadstone Net Lease, Inc. (the “Company”) and Broadstone Net Lease, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of several underwriters named in Schedule 1 thereto (the “Underwriters”), Goldman Sachs & Co. LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC and Truist Securities, Inc., in their capacities as Forward Sellers (the “Forward Sellers”) and Goldman Sachs & Co. LLC, Bank of Montreal, JPMorgan Chase Bank, National Association and Truist Bank, in their capacities as Forward Purchasers (the “Forward Purchasers”), relating to the offering (the “Offering”) of an aggregate of 13,000,000 shares of the Company’s common stock, par value $0.00025 per share (the “Common Stock”) at a public offering price of $21.35 per share (or an aggregate of 14,950,000 shares of Common Stock if the Underwriters’ option to purchase additional shares is exercised in full). The Company will not initially receive any proceeds from the sale of shares of its Common Stock by the Forward Sellers. The Offering closed on August 12, 2022.

In connection with the Offering, the Company entered into forward sale agreements (each a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”) with each of the Forward Purchasers. In connection with the Forward Sale Agreements, the Forward Purchasers or their affiliates borrowed from third parties and sold to the Underwriters an aggregate of 13,000,000 shares of Common Stock in the Offering. The Company expects to physically settle the Forward Sale Agreements (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares upon one or more forward settlement dates, which shall occur no later than August 10, 2023. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case the Company may receive, or the Company may owe, cash or shares of Common Stock from or to the Forward Purchasers. The Forward Sale Agreements provide for an initial forward sale price of $21.09 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Offering described in this Current Report on Form 8-K was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-257317), effective upon filing with the Securities and Exchange Commission on June 23, 2021, as supplemented by the preliminary prospectus supplement, dated August 10, 2022, and the final prospectus supplement, dated August 10, 2022.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification of the Underwriters by the Company for certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the terms of the Underwriting Agreement and Forward Sale Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement and Forward Sale Agreements, each of which is attached hereto as an exhibit and incorporated herein by reference.

The legality opinion of Ballard Spahr LLP is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 10, 2022, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and Goldman Sachs & Co. LLC as representative of several underwriters named in Schedule 1 thereto and the Forward Sellers and Forward Purchasers party thereto.

1.2	Forward Sale Agreement, dated August 10, 2022 between Broadstone Net Lease, Inc. and Goldman Sachs & Co. LLC.

1.3	Forward Sale Agreement, dated August 10, 2022 between Broadstone Net Lease, Inc. and Bank of Montreal.

1.4	Forward Sale Agreement, dated August 10, 2022 between Broadstone Net Lease, Inc. and JPMorgan Chase Bank, N.A.

1.5	Forward Sale Agreement, dated August 10, 2022 between Broadstone Net Lease, Inc. and Truist Bank.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

By:	/s/ John D. Callan
Name:	John D. Callan
Title:	Senior Vice President, General Counsel and Secretary

Date: August 12, 2022